SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2006

Sharper Image Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-15827	94-2493558
(Commission File Number)	(IRS Employer Identification No.)

350 The Embarcadero, 6th Floor San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 445-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 25, 2006, Sharper Image Corporation (the “Company”) appointed Jerry W. Levin, age 62, as the Company’s Interim Chief Executive Officer and Chairman of the Board of Directors. On September 25, 2006, Mr. Richard J. Thalheimer departed as Chairman and Chief Executive Officer of the Company.

Mr. Levin has been a director of the Company since July 2006. Mr. Levin is Chairman and Chief Executive Officer of JW Levin Partners LLC (“JWL Partners”), a management and investment firm he founded in 2005. Mr. Levin was Chairman, President and Chief Executive Officer of American Household, Inc. from 1998 to 2005. Mr. Levin previously served as Chairman and Chief Executive Officer of The Coleman Company, Inc. and of Revlon, Inc. Mr. Levin has also held senior executive positions with The Pillsbury Company. Mr. Levin serves on the boards of U.S. Bancorp, Ecolab, Inc. and Wendy’s International, Inc.

The Company has entered into a services agreement dated September 25, 2006 with Mr. Levin and JWL Partners pursuant to which Mr. Levin will serve as Chairman and Interim Chief Executive Officer and JWL Partners will provide supporting management consulting services. The term of the agreement is one year, subject to earlier termination by either party. Compensation will be $750,000 annually in the aggregate for the services of Mr. Levin and JWL Partners, in addition to reimbursement of travel and other business expenses. This annual fee will be payable in full in the event of an early termination of the agreement under specified circumstances, including a change of control or termination by the Company without cause or by JWL Partners due to the Company’s material breach of the agreement. On September 25, 2006, Mr. Levin received options to purchase 60,000 shares of the Company’s common stock, and two members of JWL Partners received options to purchase an aggregate of 40,000 shares of the Company’s common stock. All of these options have an exercise price equal to the fair market value of the Company’s common stock on the grant date and will be 50% vested immediately, with the remaining portion becoming vested after one year of service, or earlier in the event of a change of control or specified involuntary termination events (including termination by the Company without cause or by JWL Partners due to the Company’s material breach of the agreement). The services agreement also provides for indemnification of Mr. Levin, JWL Partners and certain other persons. During the term of the services agreement, Mr. Levin will no longer receive amounts under the Company’s director compensation policy (as described in the Company’s previous filings).

Because of his appointment as Chairman and Interim Chief Executive Officer, Mr. Levin is stepping down from his positions on the Compensation Committee and the Nominating and Governance Committee.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Services Agreement dated September 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

Date: September 30, 2006	By:	/s/ Jeffrey P. Forgan
Name: Jeffrey P. Forgan
Title: Executive Vice President, Chief Financial Officer